Exhibit 10.14

Restricted Stock Unit No.________

RUTHIGEN, INC.

Restricted Stock Unit Award Grant Notice for Employees, Directors and Consultants

Restricted Stock Unit Award Grant under the Company’s

2013 Employee, Director and Consultant Equity Incentive Plan

1.	Name and Address of Participant:

2.	Date of Grant of Restricted Stock Unit Award:	May 11, 2014

3.	Maximum Number of Shares underlying Restricted Stock Unit Award:

4.	Vesting of Award: This Restricted Stock Unit Award shall vest in equal one-third installments (provided that the number of shares vesting on each date shall be rounded down to the nearest whole number, whilst the number of shares vesting on the final vesting date shall be the remaining unvested balance of the Shares) as follows provided the Participant is an Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting date:

1/3 of the shares on the date of certification by the Compensation Committee of enrollment of the first patient in the first pivotal clinical trial for Ruthigen’s “lead drug candidate” (as such is described in the Ruthigen S-1 Registration Statement filed with the Securities and Exchange Commission in 2013), provided that such enrollment occurs prior to May 11, 2017.

1/3 of the shares on the date of certification by the Compensation Committee of enrollment of the first patient in the second pivotal clinical trial for Ruthigen’s “lead drug candidate” (as such is described in the Ruthigen S-1 Registration Statement filed with the Securities and Exchange Commission in 2013), provided that such enrollment occurs prior to May 11, 2018.

1/3 of the shares on the date of certification by the Compensation Committee of completion of the clinical study report containing the results of the second pivotal clinical trial for Ruthigen’s “lead drug candidate” (as such is described in the Ruthigen S-1 Registration Statement filed with the Securities and Exchange Commission in 2013), provided that such event occurs prior to May 11, 2019.

[Notwithstanding the foregoing, 100% of the Maximum Number of Shares shall vest in the event of a Change of Control pursuant to Section 2(c).]1/

1/      For Mr. Alimi, Mr. Harish, Ms. Douglas, Mr. French and Mr. Conley only.

The Company and the Participant acknowledge receipt of this Restricted Stock Unit Award Grant Notice and agree to the terms of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein, the Company’s 2013 Employee, Director and Consultant Equity Incentive Plan and the terms of this Restricted Stock Unit Award as set forth above.

RUTHIGEN, INC.

By:
Name:
Title:

Participant

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RUTHIGEN, INC.

RESTRICTED STOCK UNIT AGREEMENT -

INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the date of grant set forth in the Restricted Stock Unit Award Grant Notice between Ruthigen, Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the Restricted Stock Unit Award Grant Notice (the “Participant”).

WHEREAS, the Company has adopted the Ruthigen, Inc. 2013 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), to promote the interests of the Company by providing an incentive for Employees, directors and Consultants of the Company and its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant restricted stock units (“RSUs”) related to the Company’s common stock, par value $0.0001 per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Grant of Award. The Company hereby grants to the Participant the number of RSUs set forth in the Restricted Stock Unit Award Grant Notice (the “Award”) which represents a contingent entitlement of the Participant to receive shares of Common Stock, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2.          Vesting of Award.

(a)          Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest as set forth in the Restricted Stock Unit Award Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan. On each vesting date set forth in the Restricted Stock Unit Award Grant Notice, the Participant shall be entitled to receive such number of shares of Common Stock equivalent to the number of RSUs set forth opposite such vesting date provided that, on such vesting date, the Participant is a director, Employee or Consultant of the Company or an Affiliate. Such shares of Common Stock shall thereafter be delivered by the Company to the Participant within five days of the applicable vesting date and in accordance with this Agreement and the Plan. The purchase price is $0.0001 per share payable if and when shares of Common Stock are issued by the Company, which payment will be made by the Company on behalf of the Participant as compensation for the Participant’s prior service to the Company and which amount will be reported as income on the Participant’s W-2 (or other applicable form) in the year of payment.

(b)          Except as otherwise set forth in this Agreement, if the Participant ceases to be, for any reason, a director, Employee or Consultant of the Company or an Affiliate (the “Termination”) prior to a vesting date set forth in the Restricted Stock Unit Award Grant Notice, then as of the date on which such relationship is terminated with the Participant, all unvested RSUs shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect.

[(c)          Change of Control2/. Notwithstanding the foregoing, in the event of a Change of Control (as defined below), then, immediately prior to the Change of Control, all of the RSUs subject to this Award that are then unvested shall be deemed vested as of immediately prior to such Change of Control and the Participant shall receive upon such Change of Control such number of shares of Common Stock equivalent to the number of RSUs subject to this Award.

2/      For Mr. Alimi, Mr. Harish, Ms. Douglas, Mr. French and Mr. Conley only.

Change of Control means the occurrence of any of the following events:

(i)	a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole;

(ii)	any consolidation or merger of the Company with or into any other corporation or other person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock and either:

a.	represent directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, or

b.	do not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; or

(iii)	any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly though one or more entities, by any person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

For purposes of the definition of “Change of Control”, the following definitions shall be applicable:

(i)	The term “person” shall mean any individual, corporation or other entity and any group as such term is used in Section 13(d) (3) or 14(d) (2) of the Exchange Act.

(ii)	Any person shall be deemed to be the beneficial owner of any shares of capital stock of the Company:

a.	which that person owns directly whether or not of record, or

b.	which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, or

c.	which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above, by an “affiliate” or “associate” (as defined in the rules of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of that person, or

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d.	which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by any other person with which that person or his “affiliate” or “associate” (defined as aforesaid) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company.

The outstanding shares of capital stock of the Company shall include shares deemed owned through application of clause (ii) (b), (c), and (d) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding “Change of Control” shall be interpreted, if applicable, in a manner, and limited to the extent necessary, so that it will not cause adverse tax consequences under Section 409A.]

3.          Prohibitions on Transfer and Sale. This Award (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company's securities without receipt of consideration) shall not be transferable by the Participant otherwise than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the shares of Common Stock to be issued pursuant to this Agreement shall be issued, during the Participant's lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant's guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void.

4.          Adjustments. The Plan contains provisions covering the treatment of RSUs and shares of Common Stock in a number of contingencies such as stock splits. Provisions in the Plan for adjustment with respect to this Award and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

5.          Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of shares of Common Stock shall be made in accordance with the requirements of the Securities Act of 1933, as amended. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Common Stock to be granted hereunder. The Company intends to maintain this registration statement but has no obligation to do so. If the registration statement ceases to be effective for any reason or there is a restriction under foreign law, a Participant will not be able to transfer or sell any of the shares of Common Stock issued to the Participant pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available. Furthermore, despite registration, applicable securities laws may restrict the ability of the Participant to resell his or her Common Stock, including due to the Participant’s affiliation with the Company. The Company shall not be obligated to either issue the Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any applicable securities law, rule or regulation.

6.          Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement.

7.          Incorporation of the Plan. The Participant specifically understands and agrees that the RSUs and the shares of Common Stock to be issued under the Plan will be issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

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8.          Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. Any taxes due shall be paid, at the option of the Company as follows:

(a)          through reducing the number of shares of Common Stock entitled to be issued to the Participant on the applicable vesting date in an amount equal to the amount of minimum withholding tax due and payable by the Company. Fractional shares will not be retained to satisfy any portion of the withholding tax. Accordingly, the Participant agrees that in the event that the amount of withholding tax owed would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck;

(b)          requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to the statutory minimum of the Participant’s estimated total federal, state and local tax obligations or otherwise withholding from the Participant’s paycheck an amount equal to the withholding tax due and payable; or

(c)          if the Company believes that the sale of shares can be made in compliance with applicable securities laws, authorizing, at a time when the Participant is not in possession of material nonpublic information, the sale by the Participant on the applicable vesting date of such number of shares of Common Stock as the Company instructs a registered broker to sell to satisfy the Company’s withholding obligation, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. To the extent the proceeds of such sale exceed the Company’s tax withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable. In addition, if such sale is not sufficient to pay the Company’s tax withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any tax withholding obligation that is not satisfied by the sale of shares of Common Stock. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale. The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price. In connection with such sale of shares of Common Stock, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of shares of Common Stock and payment of the withholding obligation to the Company. The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1(i)(B) under the Exchange Act.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

9.            Participant Acknowledgements and Authorizations.

The Participant acknowledges the following:

(a)          The Company is not by the Plan or this Award obligated to continue the Participant as an Employee, director or Consultant of the Company or of an Affiliate.

(b)          The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.

(c)          The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

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(d)          The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.

(e)          The value of this Award is an extraordinary item of compensation outside of the scope of any employment or service. As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

(f)          The Participant (i) authorizes the Company and its Affiliates or, if the Participant is not employed by the Company or an Affiliate, his or her employer, to furnish the Company and its Affiliates (and any agent administering the Plan or providing recordkeeping services) with such information and data as it shall request in order to facilitate the grant of the Award and the administration of the Plan, (ii) waives any data privacy rights he or she may have with respect to such information or the sharing of such information, and (iii) authorizes the Company and its Affiliates to store and transmit such information in electronic form.

10.          Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Ruthigen, Inc.

2455 Bennett Valley Rd., Suite C116

Santa Rosa, CA 95404

Attention: Chief Financial Officer

If to the Participant at the address set forth on the Restricted Stock Unit Award Grant Notice or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11.          Assignment and Successors.

(a)          This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

(b)          This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

12.         Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the state of California and agree that such litigation shall be conducted in the state courts of California or the federal courts of the United States for the Northern District of California.

13.         Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

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14.         Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15.         Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16.         Section 409A. The Award of RSUs evidenced by this Agreement is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code as a “short term deferral” (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(b)(4)(i)), and shall be construed accordingly.

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